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                                                            Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 3, of our reports dated March 29, 1999, except as to Note 14, which is as of July 20, 1999, relating to the financial statements and financial statement schedule of The Cobalt Group, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Seattle, Washington
July 29, 1999